Exhibit 15.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-173182, 333-66444, 333-45070 and 333-44590) of Pearson plc of our report dated March 26, 2019 relating to the combined financial statements for the Penguin Random House Venture, which appears in this Form 20-F.

Bielefeld (Germany), April 4, 2019

PricewaterhouseCoopers GmbH

Wirtschaftsprüfungsgesellschaft

/s/ Christian Landau	/s/ppa. Matthias Nicolmann
Wirtschaftsprüfer	Wirtschaftsprüfer
(German Public Auditor)	(German Public Auditor)